Exhibit 99.1

SemGroup Corporation Reports Second Quarter 2012 Results

Second Quarter Adjusted EBITDA Increased 4.9% and

Net Income Increased $6.5 Million Over Previous Quarter

Tulsa, OK – August 8, 2012—SemGroup® Corporation (NYSE: SEMG) (“SemGroup”) today announced its financial results for the three months ended June 30, 2012.

SemGroup’s adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) was $30.0 million for the second quarter 2012, compared to $28.6 million for the previous quarter and $28.9 million for the second quarter 2011. Key factors impacting our results over the prior quarter included a 13% increase in volumes at White Cliffs Pipeline, a full quarter’s benefit of our 1.95 million barrel storage expansion in Cushing and the impact of major plant turn around at SemCAMS. This was partially offset by lower natural gas and natural gas liquids prices affecting our SemGas business, along with decreased utilization in our SemLogistics facility. Adjusted EBITDA, which is a non-GAAP measure, is defined and reconciled to net income below.

Management is maintaining the company’s 2012 Adjusted EBITDA guidance of $125 to $135 million. However, we anticipate being at the lower end due to low natural gas and natural gas liquids prices as well as ongoing challenges in the European storage market. We expect this to be partially offset by a strong performance in our crude segment. The company is maintaining its capital expenditure guidance of $180 million for 2012.

SemGroup reported revenues for second quarter 2012 of $334.2 million with net income attributable to SemGroup of $5.1 million, or $0.12 per share, compared to revenues of $317.7 million with net loss attributable to SemGroup of $1.4 million, or loss of $0.03 per share for the previous quarter. For the second quarter 2011, revenues totaled $344.2 million with net loss of $12.3 million, or loss of $0.30 per share.

“Demand is increasing for midstream services as North American production continues to grow,” said Norm Szydlowski, president and chief executive officer of SemGroup. “We are well positioned to meet this growing need for storage, transportation and processing in our key growth areas and continue to increase our presence in these locations with projects like the previously announced Glass Mountain Pipeline and Wattenberg Oil Trunkline,” said Szydlowski. “We continue to execute on our long-term strategic growth plans, focused on infrastructure demands in the midcontinent.”

Earnings Conference Call

SemGroup will host a conference call for investors today at 4:30 p.m. EDT. The call can be accessed live over the telephone by dialing 800.291.9234, or for international callers, 617.614.3923. The pass code for the call is 37785344. Interested parties may also listen to a simultaneous webcast of the conference call by logging onto SemGroup’s Investor Relations website at www.semgroupcorp.com. A replay of the webcast will also be available for a year following the call at www.semgroupcorp.com on the Calendar of Events-Past Events page. The second quarter 2012 earnings slide deck will be posted under Investor Relations/Presentations.

About SemGroup

Based in Tulsa, OK, SemGroup® Corporation (NYSE: SEMG) is a publicly traded midstream service company providing the energy industry the means to move products from the wellhead to the wholesale marketplace. SemGroup provides diversified services for end-users and consumers of crude oil, natural gas, natural gas liquids, refined products and asphalt. Services include purchasing, selling, processing, transporting, terminalling and storing energy.

SemGroup®, SemGas®, SemMaterialsMéxicoMR, SemStream® and White Cliffs Pipeline® are registered trademarks of SemGroup Corporation.

Non-GAAP Financial Measures

Adjusted EBITDA is not a generally accepted accounting principles (GAAP) measure and is not intended to be used in lieu of a GAAP presentation of net income/loss. Adjusted EBITDA is presented in this Press Release because SemGroup believes it provides additional information with respect to its financial performance and its ability to meet future debt service, capital expenditures and working capital requirements. Adjusted EBITDA represents earnings before interest, taxes, depreciation and amortization, adjusted for selected items that SemGroup believes impact the comparability of financial results between reporting periods. Although SemGroup presents selected items that it considers in evaluating its performance, you should also be aware that the items presented do not represent all items that affect comparability between the periods presented. Variations in SemGroup’s operating results are also caused by changes in volumes, prices, exchange rates, mechanical interruptions and numerous other factors. These types of variances are not separately identified in this Press Release. Because all companies do not use identical calculations, SemGroup’s presentation of Adjusted EBITDA may be different from similarly titled measures of other companies. Reconciliations of net income (loss) to Adjusted EBITDA for the periods presented are included in the tables at the end of this Press Release.

Forward-Looking Statements

Certain matters contained in this Press Release include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995.

All statements, other than statements of historical fact, included in this Press Release including the prospects of our industry, our anticipated financial performance, NGL Energy Partners LP (NYSE: NGL) anticipated financial performance, management’s plans and objectives for future operations, business prospects, outcome of regulatory proceedings, market conditions and other matters, may constitute forward-looking statements. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that these expectations will prove to be correct. These forward-looking statements are subject to certain known and unknown risks and uncertainties, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements. Factors that might cause actual results to differ include, but are not limited to, our ability to comply with the covenants contained in and maintain certain financial ratios required by our credit facilities; NGL’s operations, which we do not control; the ability of our subsidiary, Rose Rock Midstream L.P. (NYSE: RRMS), to make minimum quarterly distributions; the possibility that our hedging activities may result in losses or may have a negative impact on our financial results; any sustained reduction in demand for the petroleum products we gather, transport, process and store; our ability to obtain new sources of supply of petroleum products; our failure to comply with new or existing environmental laws or regulations or cross border laws or regulations; the possibility that the construction or acquisition of new assets may not result in the corresponding anticipated revenue increases; any future impairment to goodwill resulting from the loss of customers or business; changes in currency exchange rates; and the risks and uncertainties of doing business outside of the U.S., including political and economic instability and changes in local governmental laws, regulations and policies, as well as other risk factors discussed from time to time in each of our documents and reports filed with the SEC.

Readers are cautioned not to place undue reliance on any forward-looking statements contained in this Press Release, which reflect management’s opinions only as of the date hereof. Except as required by law, we undertake no obligation to revise or publicly release the results of any revision to any forward-looking statements.

Contacts:

Investor Relations:

Alisa Perkins

918-524-8081

investor.relations@semgroupcorp.com

Media:

Liz Barclay

918-524-8158

lbarclay@semgroupcorp.com

Condensed Consolidated Balance Sheets

(dollars in thousands, unaudited, condensed)

	June 30,	December 31,
	2012	2011
ASSETS
Current assets	$433,137	$389,735
Property, plant and equipment, net	769,708	743,235
Goodwill and other intangible assets	17,984	18,403
Equity method investments	327,737	327,243
Other noncurrent assets, net	8,720	12,565

Total assets	$1,557,286	$1,491,181

LIABILITIES AND OWNERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$2,744	$26,058
Other current liabilities	307,936	270,453

Total current liabilities	310,680	296,511

Long-term debt, excluding current portion	118,575	83,277
Other noncurrent liabilities	137,251	132,728

Total liabilities	566,506	512,516

Total owners’ equity	990,780	978,665

Total liabilities and owners’ equity	$1,557,286	$1,491,181

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts, unaudited)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2012	2011	2012	2012	2011
Revenues	$334,154	$344,219	$317,679	$651,833	$751,173

Expenses:
Costs of products sold, exclusive of depreciation and amortization shown below	221,631	264,371	245,717	467,348	588,370
Operating	82,937	39,427	38,535	121,472	75,628
General and administrative	16,961	18,798	20,294	37,255	40,380
Depreciation and amortization	12,043	13,258	11,892	23,935	26,260
(Gain) on disposal or impairment of long-lived assets, net	119	(72)	—	119	(136)

Total expenses	333,691	335,782	316,438	650,129	730,502

Earnings from equity method investments	12,289	4,086	7,498	19,787	6,150

Operating income	12,752	12,523	8,739	21,491	26,821

Other expenses, net	5,587	22,624	7,626	13,213	37,223

Income (loss) from continuing operations before income taxes	7,165	(10,101)	1,113	8,278	(10,402)
Income tax (benefit) expense	(93)	2,218	(1,013)	(1,106)	1,894

Income (loss) from continuing operations	7,258	(12,319)	2,126	9,384	(12,296)
Income (loss) from discontinued operations, net of income taxes	(15)	20	(16)	(31)	29

Net income (loss)	7,243	(12,299)	2,110	9,353	(12,267)
Less: net income attributable to noncontrolling interests	2,096	—	3,483	5,579	—

Net income (loss) attributable to SemGroup Corporation	$5,147	$(12,299)	$(1,373)	$3,774	$(12,267)

Net income (loss) attributable to SemGroup Corporation	$5,147	$(12,299)	$(1,373)	$3,774	$(12,267)
Other comprehensive income (loss), net of income taxes	(9,897)	(335)	12,755	2,858	6,638

Comprehensive income (loss) attributable to SemGroup Corporation	$(4,750)	$(12,634)	$11,382	$6,632	$(5,629)

Net income (loss) attributable to SemGroup Corporation per common share:
Basic	$0.12	$(0.30)	$(0.03)	$0.09	$(0.29)
Diluted	$0.12	$(0.30)	$(0.03)	$0.09	$(0.29)
Weighted average shares (thousands):
Basic	41,934	41,622	41,907	41,920	41,610
Diluted	42,133	41,622	42,055	42,096	41,610

Adjusted EBITDA Calculation

(in thousands, unaudited)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2012	2011	2012	2012	2011
Net income (loss)	$7,243	$(12,299)	$2,110	$9,353	$(12,267)
Add: Interest expense	2,112	29,765	3,669	5,781	43,370
Add: Income tax (benefit) expense	(93)	2,218	(1,013)	(1,106)	1,894
Add: Depreciation and amortization expense	12,043	13,258	11,892	23,935	26,260

EBITDA	21,305	32,942	16,658	37,963	59,257
Selected Non-Cash Items and Other Items Impacting Comparability	8,694	(4,036)	11,897	20,591	(3,889)

Adjusted EBITDA	$29,999	$28,906	$28,555	$58,554	$55,368

Selected Non-Cash Items and

Other Items Impacting Comparability

(in thousands, unaudited)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2012	2011	2012	2012	2011
Loss (gain) on disposal or impairment of long-lived assets	$119	$(72)	$—	$119	$(136)
Loss (income) from discontinued operations	15	(20)	16	31	(29)
Foreign currency transaction (gain) loss	(34)	(79)	37	3	(556)
Remove NGL equity earnings	(3,828)	—	(927)	(4,755)	—
NGL cash distribution	1,812	—	1,160	2,972	—
Employee severance expense	(27)	131	381	354	4,374
Unrealized (gain) loss on derivative activities	(24)	(2,867)	146	122	(7,093)
Change in fair value of warrants	3,552	(4,794)	3,987	7,539	(3,574)
Reversal of allowance on goods and services tax receivable	—	—	—	—	(4,144)
Depreciation and amortization included within equity earnings of White Cliffs	2,543	2,654	2,541	5,084	5,308
Defense costs	2,899	—	3,000	5,899	—
Allowance on (recovery of) receivable from AGE Refining	—	(300)	—	—	(600)
Non-cash equity compensation	1,667	1,311	1,556	3,223	2,561

Selected Non-Cash Items and Other Items Impacting Comparability	$8,694	$(4,036)	$11,897	$20,591	$(3,889)

Reconciliation of net cash provided by (used in)

operating activities to adjusted EBITDA

(in thousands, unaudited)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2012	2011	2012	2012	2011
Net cash provided by (used in) operating activities	$25,494	$(8,664)	$(1,342)	$24,152	$70,597
Add:
Amortization and write down of debt issuance costs	(311)	(19,522)	(1,444)	(1,755)	(22,541)
Deferred tax benefit (expense)	624	1,125	1,659	2,283	(4,482)
Provision for uncollectible accounts receivable	(562)	5,682	(70)	(632)	5,136
Changes in operating assets and liabilities	(6,247)	20,631	16,938	10,691	(39,941)
Income tax expense (benefit)	(93)	2,218	(1,013)	(1,106)	1,894
Loss (income) from discontinued operations	15	(20)	16	31	(29)
NGL distribution in excess of equity earnings	—	—	233	233	—
Change in fair value of warrants	3,552	(4,794)	3,987	7,539	(3,574)
Reversal of allowance on goods and services tax receivable	—	—	—	—	(4,144)
Depreciation and amortization included within equity in earnings of White Cliffs	2,543	2,654	2,541	5,084	5,308
Defense costs	2,899	—	3,000	5,899	—
Allowance on (recovery of) receivable from AGE Refining	—	(300)	—	—	(600)
Employee severance expense	(27)	131	381	354	4,374
Interest expense	2,112	29,765	3,669	5,781	43,370

Adjusted EBITDA	$29,999	$28,906	$28,555	$58,554	$55,368

2012 Adjusted EBITDA Guidance Reconciliation*

(in millions, unaudited)	Low	High
Net income	$26.1	$35.9
Add: Interest expense	10.0	9.7
Add: Income tax expense	8.4	8.9
Add: Depreciation and amortization	51.5	51.5

EBITDA	$96.0	$106.0
Selected Non-Cash Items and Other Items Impacting Comparability	29.0	29.0

Adjusted EBITDA	$125.0	$135.0

*	Guidance is on a cash basis for NGL and White Cliffs Pipeline and includes fully consolidated Rose Rock Midstream

Selected Non-Cash Items and Other Items Impacting Comparability
Change in fair value of warrants	$7.5	$7.5
Depreciation and amortization included within equity in earnings of White Cliffs	9.5	9.5
Defense costs	5.9	5.9
Non-cash equity compensation	6.1	6.1

Selected Non-Cash Items and Other Items Impacting Comparability	$29.0	$29.0